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                                                                   Exhibit 10.17




June 18, 1998

Jack Leadbeater
Chairman and Chief Executive Officer
Osage System Group, Inc.
1661 East Camelback Road
Phoenix, AZ 85016

Dear Jack:

The following represents my understanding of our agreement per our phone conversation today. Your signature of concurrence below and initial of item 4(a) or (b) will allow me to begin my discussions with my business partners in Vail. I am still hopeful of meeting our target Osage start date of July 1, 1998.

CONTRACT FOR OSAGE AND PHIL CARTER

1) Title and responsibilities: Executive Vice President and General Manager of Operations. No later than December 31, 1998, I will be named a Member of the Osage Board of Directors. I will be responsible for corporate marketing and the operations of all Osage companies.

2) Term: 3 years beginning July 1, 1998 until June 30, 2001.

3) Salary: $150,000 per year annual salary beginning July 1, 1998 with a minimum 5% increase per year for the duration of the contract period.

4)   Options to be granted:   7/1/98          7/1/99     7/1/00           Total #          Value of Options
                                                                         of options            @ $5.60
     (a) $4.00/share         100,000         125,000    125,000           350,000             $560,000
-----
   x (b) $4.50/share(1)      150,000         175,000    185,000           510,000             $561,000
-----

5) Bonus: 5% of pre-tax income to a maximum of $150,000 per year if Osage obtains a minimum of 7% operating income to revenues.

6) 12 months of employment qualifies for a bonus of 1% of the acquisition price if Osage is sold up to a maximum of $5 million in 1999, $7 million in 2000 and $10 million in 2001.

7) This is intended to be a "No Cut" contract with SEC "dismissal" language that is acceptable to both parties:

--------
(1)      All options will be granted immediately and vested as follows:

         150,000: December 31, 1998
         175,000: December 31, 1999
         185,000: December 31, 2000
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8) Travel expenses: It is my understanding that my base of business travel shall be Vail, CO. As my stay in Phoenix increases Osage apartment/condo and car leases will be considered.

9) Benefit Packages: Similar to other executives at Osage.

Please give me a call if you have any questions.

/s/ John Iorillo, CFO
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     CONCURRENCE

John Iorillo
Chief Financial Officer & Director
Osage Systems Group, Inc.